Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Kevin R. M. Smith, the chief executive officer of Inogen, Inc. (the “Company”), certify for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge,

(i)
the Annual Report of the Company on Form 10-K for the year ended December 31, 2023 (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(ii)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 1, 2024	By:	/s/ Kevin R. M. Smith
Kevin R. M. Smith
Chief Executive Officer President Director

I, Michael Sergesketter, the chief financial officer of Inogen, Inc. (the “Company”), certify for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge,

(i)
the Annual Report of the Company on Form 10-K for the year ended December 31, 2023 (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(ii)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 1, 2024	By:	/s/ Michael K. Sergesketter
Michael K. Sergesketter
Chief Financial Officer Executive Vice President Corporate Treasurer